SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                                    FORM 8-A
                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                           MSDW STRUCTURED ASSET CORP.
             (Exact Name of Registrant as Specified in Its Charter)

                Delaware                                13-4026700
(State of Incorporation or Organization)             (I.R.S. Employer
                                                    Identification no.)
             1585 Broadway
              New York, NY                                 10036
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the                If this form relates to the
registration of a class of securities      registration of a class of securities
pursuant to Section 12(b) of the           pursuant to Section 12(g) of the
Exchange Act and is effective              Exchange Act and is effective
pursuant to General Instruction            pursuant to General Instruction
A.(c), please check the following          A.(d), please check the following
box. [X]                                   box. [ ]


Securities Act registration statement file number to which this form relates:
   333-64879
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class                 Name of Each Exchange on Which
          to be so Registered                 Each Class is to be Registered
        -----------------------              --------------------------------

          SATURNS AT&T Corp.                 New York Stock Exchange
           Debenture-Backed
             Series 2001-8
    1,773,546 7.40% Callable Units


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of class)

Item 1.    Description of Registrant's Securities to be Registered.

                  For a description of the securities to be registered hereunder, reference is made to the information under the heading "Description of Units" on pages 25 through 44 of the Registrant's Prospectus, dated July 7, 1999 (Registration No. 333-64879), as supplemented by the information under the headings "Summary, "Risk Factors" and "Description of the Units" on pages S-2 through S-7, S-8 through S-9 and S-10 through S-12, respectively, of the Registrant's related Preliminary Prospectus Supplement, Subject to Completion, issued December 13, 2001, which information is incorporated herein by reference and made part of this Registration Statement in its entirety. The description of the Units contained in the final Prospectus Supplement and Prospectus to be filed pursuant to Rule 424(b), which will contain the final terms of the Units, is deemed to be incorporated herein by reference and made part of this Registration Statement in its entirety.


Item 2.    Exhibits.

                  None.

                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 17, 2001

                                            MSDW STRUCTURED ASSET CORP.
                                            (Registrant)


                                            By: /s/ John Kehoe
                                                ------------------------------
                                            Name: John Kehoe
                                            Title: Vice President